Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Reaches Settlement Agreement with Eli Lilly for PEMFEXY (pemetrexed for injection)

WOODCLIFF LAKE, N.J. — December 13, 2019 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today announced that it has reached a settlement agreement with Eli Lilly and Company (NYSE: LLY) (“Lilly”) related to the Company’s novel product, PEMFEXY™ (pemetrexed for injection), a branded alternative to ALIMTA®. The agreement provides for a release of all claims by the parties and allows for an initial entry of PEMFEXY™ into the market (equivalent to approximately a three week supply of current ALIMTA® utilization) on February 1, 2022 and a subsequent uncapped entry on April 1, 2022.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing innovative and differentiated injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Additional information is available on the Company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the outcome of the review by the U.S. Department of Justice and the Federal Trade Commission of the settlement agreement; anticipated timing of final approval of the PEMFEXY NDA by the U.S. Food and Drug Administration, if at all; and the timing of Eagle’s PEMFEXY launch. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com